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                                                                    Exhibit 23.1


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Lynx Therapeutics, Inc. and to the incorporation by reference therein of our report dated February 20, 2004 (except for paragraph 2 of Business and Basis of Presentation in Note 1, as to which the date is March 10, 2004, and Note 18, as to which the date is October 18, 2004) with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Palo Alto, California
October 26, 2004

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